Amendment #1

Dulles Financial Corporation
P. O. Box 2776
Leesburg, Virginia 20177
Phone: 703-589-1543
Fax: 540-882-4056
April 21, 2006

Mr. Robert Frank
Campus Tech, Inc.
803 Sycolin Road
Suite 204
Leesburg, Virginia 20175

Dear Bobby:

Enclosed is the new addendum agreement which reflects the change of payment for the cost of the new phone equipment going from $5047.07 to $5137.70. Please sign on behalf of Campus Tech and return to me. Should you have any questions, I can be reached at 703-589-1543 or remccary@erols.com.

Sincerely,

Richard McCary

50 months or 60 month ?

Coterminous w/ lease # 80-1558

Oct 03 06 04:04p DULLES FINANCIAL 540-882-4056 p.1

Received Fax : Oct 03 2006 2:30PM Fax Station : CAMPUSTECH, INC. p. 1

Dulles Financial Corporation
P.O. Box 2776
Leesburg, Virginia 20177
Phone: 703-589-1543
Fax: 540-882-4739
January 27, 2006

Lease Addendum

This lease addendum is made this 7th day of April, 2006 by and between Dulles Financial Corporation of P.O. Box 2776, Leesburg, Virginia, 20177 and Campus Tech, Inc., of 803 Sycolin Road, Suite 204, Leesburg, Virginia 20175.

Whereas the above parties to a lease dated June 9, 2005 desire to amend said lease, equipment lease number 80-1558, in order to add additional equipment to the lease,

130.22

Now, therefore, the following equipment is added: see attached.. The monthly lease payment will increase by $130.52 plus and applicable taxes and is now $695.22 a month plus any applicable taxes until said lease is paid in full. All other terms and conditions of the original lease remain in full force and effect

Agreed to this 7th Day of April, 2006

Dulles Financial Corporation
By ______________________
President
Richard E. McCary

Campus Tech, Inc.
By ______________________
President